Exhibit 99.1

Lifetime Brands, Inc. Reports First Quarter 2014 Results

EBITDA Increases 19% on 20% Sales Increase; Company Reaffirms Net Sales

Guidance for 2014 of Approximately $600 Million, Including from Acquisitions

GARDEN CITY, NY, — May 1, 2014 — Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global provider of branded kitchenware, tableware and other products used in the home, today reported its financial results for the first quarter ended March 31, 2014.

•	Consolidated net sales for the quarter were $118.4 million, an increase of $19.7 million, or 20.0%, as compared to $98.7 million for the corresponding period in 2013.

•	Consolidated net sales for the Company’s wholesale segment were $113.8 million, an increase of $20.7 million or 22.2%, as compared to net sales of $93.1 million for the corresponding period in 2013. Consolidated net wholesale sales in the 2014 period included $17.1 million of net sales from Kitchen Craft and other acquisitions that were completed in the first quarter of 2014.

•	Gross margin was $44.3 million, or 37.4%, as compared to $36.3 million, or 36.8% for the corresponding period in 2013. Gross margin for the wholesale segment was 36.2% for the 2014 period, as compared to 34.9% for the corresponding period in 2013.

•	Net loss for the quarter was $2.9 million, as compared to $0.6 million for the corresponding period in 2013.

•	Diluted net loss per common share was $0.22, as compared to $0.05 for the corresponding period in 2013.

•	Adjusted net loss was $1.7 million, or $0.13 per diluted share, in the 2014 period, as compared to adjusted net loss of $0.6 million, or $0.05 per diluted share, in the 2013 period.

•	Consolidated EBITDA was $3.7 million, as compared to $3.1 million for the corresponding 2013 period, an increase of 18.9%.

•	Equity in earnings (losses), net of taxes was $(0.2) million in the 2014 period as compared to $0.2 million in corresponding 2013 period.

Jeffrey Siegel, Lifetime’s Chairman and Chief Executive Officer, remarked,

“I am very pleased with the Company’s progress during the quarter, which includes the results of the four businesses we acquired during the period. These acquisitions necessitated significant non-recurring acquisition expenses and a write-off of debt financing fees that, combined with higher other SG&A expenses — especially increased staffing levels to enable us to achieve our aggressive growth targets — produced a decline in net results for the current quarter versus last year. However, as we reported,

EBITDA increased 18.9% over the comparable quarter of last year. We expect the impact of the ongoing greater SG&A expenses to be mitigated by higher levels of sales during the second half of the year.

“In January, we acquired Thomas Plant (Birmingham) Limited. Trading as Kitchen Craft, Thomas Plant is one of the United Kingdom’s leading suppliers of kitchenware products and accessories. The company’s broad ranges of housewares products are marketed under well-known proprietary, customer-exclusive and private label brands to over 2,600 retailers in the U.K. and in over 70 countries worldwide.

“In February, we purchased the intellectual property and certain assets of Built NY, Inc., a designer and distributor of lunch boxes, wine bags and baby accessories. The acquisition of Built brings us new and exciting product classifications and provides us access to a broad base of independent retailers in over 60 countries worldwide.

“Also in February, we acquired the intellectual property and certain assets of Empire Silver Company, a U.S. manufacturer of sterling silver and pewter gift items, principally baby cups, rattles and hollowware.

“In March, we purchased the business and certain assets of La Cafetière Ltd., a supplier of products to brew and serve coffee and tea; further broadening our product classifications and strengthening our presence in the U.K. and Continental Europe.

“Of these acquisitions, only Kitchen Craft recorded any significant revenues during the first quarter. However, we expect all four to be running smoothly in the second half of the year and to add over $75 million in net sales and significantly to increase our net income and diluted earnings per share in 2014.

“In addition, we will begin supplying kitchenware products to almost 400 Walmart stores in China in the second half of this year.

“On our last conference call, we stated that, for all of 2014, we foresaw sales increasing by approximately 5% organically and approximately 15% from acquisitions, to a total of approximately $600 million. Today, we are reaffirming that guidance.”

Mr. Siegel added,

“Grupo Vasconia S.A.B., our 30%-owned Partner Company in Mexico, reported net income of $0.1 million ($0.8 million, excluding an income tax adjustment) for the 2014 period, as compared to $1.2 million in 2013. The reduction in income reflects continuing weak retail sales in Mexico and significant manufacturing inefficiencies associated with the integration of Almexa Alumino, S.A. de C.V., which it acquired in 2012.”

Conference Call

The Company has scheduled a conference call for Thursday, May 1, 2014 at 11:00 a.m. ET. The dial-in number for the conference call is (877) 703-6107 or (857) 244-7306, passcode #81134143. A replay of the call will also be available through May 4, 2014 and can be accessed by dialing (888) 286-8010 or (617) 801-6888, conference ID #94792219. A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s web site, www.lifetimebrands.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance. Management uses this non-GAAP information as an indicator of business performance. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, GAAP measures of performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements that represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; changes in demand for the Company’s products; shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and an appropriate level of debt.

Lifetime Brands, Inc.

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. The Company markets its products under such well-known kitchenware brands as Farberware®, KitchenAid®, Cuisine de France®, Fred® & Friends, Guy Fieri®, Kitchen Craft®, Kizmos™, La Cafetière®, Misto®, Mossy Oak®, Pedrini®, Sabatier®, Savora™ and Vasconia®; respected tableware brands such as Mikasa®, Pfaltzgraff®, Creative Tops®, Gorham®, International® Silver, Kirk Stieff®, Sasaki®, Towle® Silversmiths, Tuttle®, Wallace®, V&A® and Royal Botanic Gardens Kew®; and home solutions brands, including Kamenstein®, Bombay®, BUILT®, Debbie Meyer® and Design for Living™. The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc.	Lippert/Heilshorn & Assoc.
Laurence Winoker, Chief Financial Officer	Harriet Fried, SVP
516-203-3590	212-838-3777
investor.relations@lifetimebrands.com	hfried@lhai.com

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands - except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2014	2013
Net sales	$118,411	$98,657

Cost of sales	74,079	62,345

Gross margin	44,332	36,312
Distribution expenses	12,346	10,796
Selling, general and administrative expenses	34,183	25,631

Loss from operations	(2,197)	(115)

Interest expense	(1,390)	(1,162)
Loss on early retirement of debt	(319)	—

Loss before income taxes and equity in earnings	(3,906)	(1,277)

Income tax benefit	1,185	399
Equity in (losses) earnings, net of taxes	(208)	246

NET LOSS	$(2,929)	$(632)

BASIC LOSS PER COMMON SHARE	$(0.22)	$(0.05)

DILUTED LOSS PER COMMON SHARE	$(0.22)	$(0.05)

Cash dividends declared per common share	$0.03750	$0.03125

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands - except share data)

(unaudited)

	March 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,223	$4,947
Accounts receivable, less allowances of $6,402 at March 31, 2014 and $5,209 at December 31, 2013	83,568	87,217
Inventory	136,384	112,791
Prepaid expenses and other current assets	11,254	5,781
Deferred income taxes	3,969	3,940

TOTAL CURRENT ASSETS	239,398	214,676

PROPERTY AND EQUIPMENT, net	27,707	27,698
INVESTMENTS	36,750	36,948
INTANGIBLE ASSETS, net	112,168	55,149
OTHER ASSETS	3,228	2,268

TOTAL ASSETS	$419,251	$336,739

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of Credit Agreement Term Loan	$7,500	$—
Current maturity of Senior Secured Term Loan	—	3,937
Accounts payable	28,284	21,426
Accrued expenses	35,539	41,095
Income taxes payable	1,701	3,036

TOTAL CURRENT LIABILITIES	73,024	69,494

DEFERRED RENT & OTHER LONG-TERM LIABILITIES	20,225	18,644
DEFERRED INCOME TAXES	10,608	1,777
REVOLVING CREDIT FACILITY	84,430	49,231
CREDIT AGREEMENT TERM LOAN	42,500	—
SENIOR SECURED TERM LOAN	—	16,688

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $.01 par value, shares authorized: 25,000,000; shares issued and outstanding: 13,465,823 at March 31, 2014 and 12,777,407 at December 31, 2013	136	128
Paid-in capital	156,575	146,273
Retained earnings	34,767	38,224
Accumulated other comprehensive loss	(3,014)	(3,720)

TOTAL STOCKHOLDERS’ EQUITY	188,464	180,905

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$419,251	$336,739

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended
	March 31,
	2014	2013
OPERATING ACTIVITIES
Net loss	$(2,929)	$(632)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts	50	32
Depreciation and amortization	3,613	2,523
Amortization of financing costs	149	123
Deferred rent	(274)	(199)
Deferred income tax	(179)
Stock compensation expense	726	671
Undistributed equity earnings	208	(246)
Loss on retirement of debt	319	—
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	19,218	35,185
Inventory	(3,068)	541
Prepaid expenses, other current assets and other assets	(5,130)	(94)
Accounts payable, accrued expenses and other liabilities	(10,197)	(8,009)
Income taxes payable	(2,947)	(4,933)

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(441)	24,962

INVESTING ACTIVITIES
Purchases of property and equipment	(1,156)	(1,187)
Kitchen Craft acquisition, net of cash acquired	(59,856)	—
Other business acquisitions, net of cash acquired	(5,280)	—

NET CASH USED IN INVESTING ACTIVITIES	(66,292)	(1,187)

FINANCING ACTIVITIES
Proceeds from Revolving Credit Facility	78,657	40,121
Repayments of Revolving Credit Facility	(43,458)	(62,750)
Repayment of Senior Secured Term Loan	(20,625)	—
Proceeds from Credit Agreement Term Loan	50,000	—
Proceeds from the exercise of stock options	1,200	302
Cash dividend paid	(501)	(319)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	65,273	(22,646)

Effect of foreign exchange on cash	736	(572)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(724)	557

Cash and cash equivalents at beginning of year	4,947	1,871

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,223	$2,428

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Consolidated EBITDA for the four quarters ended March 31, 2014
Three months ended March 31, 2014	$3,660
Three months ended December 31, 2013	21,011
Three months ended September 30, 2013	15,067
Three months ended June 30, 2013	4,321

Total for the four quarters	$44,059

Consolidated EBITDA for the four quarters ended March 31, 2013
Three months ended March 31, 2013	$3,079
Three months ended December 31, 2012	17,868
Three months ended September 30, 2012	11,568
Three months ended June 30, 2012	5,584

Total for the four quarters	$38,099

Reconciliation of GAAP to Non-GAAP Operating Results

	Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Net income (loss) as reported	$(2,929)	$9,388	$1,093	$(568)
Subtract out:
Undistributed equity (earnings) losses, net	208	(332)	5,452	480
Add back:
Income tax provision (benefit)	(1,185)	6,182	3,869	(477)
Interest expense	1,390	1,256	1,280	1,149
Depreciation and amortization	3,613	2,708	2,517	2,667
Stock compensation expense	726	750	738	722
Loss on early retirement of debt	319	102	—	—
Restructuring	—	—	79	288
Permitted acquisition related expenses	1,518	957	39	60

Consolidated EBITDA	$3,660	$21,011	$15,067	$4,321

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

	Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Net income (loss) as reported	$(632)	$15,154	$3,890	$559
Subtract out:
Undistributed equity earnings	(246)	(4,464)	(695)	(108)
Add back:
Income tax provision (benefit)	(399)	2,596	1,930	94
Interest expense	1,162	1,254	1,271	1,675
Depreciation and amortization	2,523	2,446	2,409	2,262
Stock compensation expense	671	662	679	754
Loss on early retirement of debt	—	—	1,015	348
Intangible asset impairment	—	—	1,069	—
Permitted acquisition related expenses	—	220	—	—

Consolidated EBITDA	$3,079	$17,868	$11,568	$5,584

Consolidated EBITDA is a non-GAAP measure that the Company defines as net income (loss), adjusted to exclude undistributed equity (earnings) losses, income taxes, interest, depreciation and amortization, stock compensation expense, intangible asset impairment and acquisition related expenses, as shown in the table above.

Adjusted Net Loss and Adjusted Diluted Loss Per Share:

	Three Months Ended
	March 31,
	2014	2013
Net loss as reported	$(2,929)	(632)
Adjustments:
Loss on early retirement of debt, net of tax	191	—
Acquisition related expenses, net of tax	989	—

Adjusted net loss	$(1,749)	$(632)

Adjusted diluted loss per share	$(0.13)	$(0.05)